Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen California Premium Income Municipal Fund
33-62854
811-07720

A special meeting of shareholders was held in the offices of Nuveen Investments on November 18,
2008, and was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009;
at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new Fundamental Investment Policies.

Voting results for the Fundamental Investment
Policies are as follows:

   To approve the elimination
of the fundamental policy
relating to commodities.
    Common and MuniPreferred
shares voting
together as a
class
     MuniPreferred shares voting
 together as a class
   For
            2,668,033
                      194
   Against
               132,979
                        42
   Abstain
               176,856
                          6
   Broker Non-Votes
               823,997
                      686
      Total
            3,801,865
                      928



To approve the new fundamental
 policy relating to commodities.


   For
            2,652,616
                      194
   Against
               140,879
                        42
   Abstain
               184,373
                          6
   Broker Non-Votes
               823,997
                      686
      Total
            3,801,865
                      928



To approve the elimination of the
 fundamental policies relating to
 derivatives and short sales.


   For
            2,656,600
                      194
   Against
               163,540
                        42
   Abstain
               157,728
                          6
   Broker Non-Votes
               823,997
                      686
      Total
            3,801,865
                      928



To approve the elimination of the
 fundamental policies prohibiting
investment in other investment
companies.


   For
            2,655,288
                      194
   Against
               173,044
                        42
   Abstain
               149,536
                          6
   Broker Non-Votes
               823,997
                      686
      Total
            3,801,865
                      928



To approve the elimination of the
 fundamental policies relating to
 investments in insured
municipal securities.


   For
            2,683,099
                      194
   Against
               145,910
                        42
   Abstain
               148,859
                          6
   Broker Non-Votes
               823,997
                      686
      Total
            3,801,865
                      928



To approve the new fundamental
 policy relating to investments in
 insured municipal securities.


   For
            2,686,207
                      194
   Against
               137,400
                        42
   Abstain
               154,261
                          6
   Broker Non-Votes
               823,997
                      686
      Total
            3,801,865
                      928

Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012583.